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                                                                    EXHIBIT 24.2

                             RAY, QUINNEY & NEBEKER
                            Professional Corporation
                                Attorneys at Law

                              79 South Main Street
                                 P.O. Box 4385
                          Salt Lake City, Utah 84145

                                 June 15, 2000


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah 84111

     RE:  Amendment No. 1 to
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We are members of the Bar of the State of Utah and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Notes to be issued by First Security(R) Auto Owner Trusts.

     In connection with our engagement, we consent to the reference to Ray, Quinney & Nebeker under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                    Very truly yours,

                                    /s/ Ray, Quinney & Nebecker